Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-151063) and (No. 333-159891) of MercadoLibre, Inc. of our report dated February 25, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MercadoLibre, Inc., which appears in this Form 10-K for the year ended December 31, 2010.
Buenos Aires, Argentina
February 25, 2011
Deloitte & Co S.R.L.

By:	/s/ Alberto López Carnabucci Alberto López Carnabucci